AMENDMENT
                              DATED AUGUST 25, 2010
                                     TO THE
                                DISTRIBUTION PLAN
                             BETWEEN RYDEX ETF TRUST
                          AND RYDEX DISTRIBUTORS, INC.
                              DATED APRIL 11, 2003,
                                   AS AMENDED

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                                  AMENDMENT TO

                                    EXHIBIT A

                                     TO THE

                                DISTRIBUTION PLAN

                        DATED APRIL 11, 2003, AS AMENDED,

                                     BETWEEN

                                 RYDEX ETF TRUST

                                       AND

                            RYDEX DISTRIBUTORS, INC.

The following amendment is made to Exhibit A of the Distribution Plan between Rydex ETF Trust (the "Trust") and Rydex Distributors, Inc., dated April 11, 2003, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Exhibit A of the Agreement is amended, effective August 25, 2010, to read as follows:

                                    EXHIBIT A

                              DATED APRIL 11, 2003
                         AS LAST AMENDED AUGUST 25, 2010

                                 RYDEX ETF TRUST
                                DISTRIBUTION FEES

FUNDS

Rydex S&P Equal Weight ETF
Rydex Russell Top 50(R) ETF
Rydex S&P 500 Pure Growth ETF
Rydex S&P 500 Pure Value ETF
Rydex S&P MidCap 400 Pure Growth ETF
Rydex S&P MidCap 400 Pure Value ETF
Rydex S&P SmallCap 600 Pure Growth ETF
Rydex S&P SmallCap 600 Pure Value ETF
Rydex S&P Equal Weight Consumer Discretionary ETF
Rydex S&P Equal Weight Consumer Staples ETF
Rydex S&P Equal Weight Energy ETF
Rydex S&P Equal Weight Financials ETF
Rydex S&P Equal Weight Health Care ETF
Rydex S&P Equal Weight Industrials ETF
Rydex S&P Equal Weight Materials ETF
Rydex S&P Equal Weight Technology ETF
Rydex S&P Equal Weight Utilities ETF
Rydex 2x S&P 500 ETF
Rydex Inverse 2x S&P 500 ETF
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Rydex 2x S&P SmallCap 600 ETF
Rydex Inverse 2x S&P SmallCap 600 ETF
Rydex 2x S&P Select Sector Consumer Discretionary ETF
Rydex Inverse 2x S&P Select Sector Consumer Discretionary ETF
Rydex 2x S&P Select Sector Consumer Staples ETF
Rydex Inverse 2x S&P Select Sector Consumer Staples ETF
Rydex 2x S&P Select Sector Industrials ETF
Rydex Inverse 2x S&P Select Sector Industrials ETF
Rydex 2x S&P Select Sector Materials ETF
Rydex Inverse 2x S&P Select Sector Materials ETF
Rydex 2x S&P Select Sector Utilities ETF
Rydex Inverse 2x S&P Select Sector Utilities ETF
RUSSELL MIDCAP EQUAL WEIGHT ETF
RUSSELL 1000(R) EQUAL WEIGHT ETF
RUSSELL 2000(R) EQUAL WEIGHT ETF
RUSSELL BRIC EQUAL WEIGHT ETF
RUSSELL GREATER CHINA LARGE CAP EQUAL WEIGHT ETF
MSCI EAFE EQUAL WEIGHT ETF
MSCI EMERGING MARKETS EQUAL WEIGHT ETF
MSCI ACWI EQUAL WEIGHT ETF

DISTRIBUTION FEES

Distribution Services............... twenty-five basis points (.25%)

CALCULATION OF FEES

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.


                          ADDITIONS ARE NOTED IN BOLD.